UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 17, 2006

SONIC AUTOMOTIVE, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-13395	56-201079
(Commission File Number)	(IRS Employer Identification No.)

6415 Idlewild Road, Suite 109 Charlotte, North Carolina	28212
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (704) 566-2400

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On February 17, 2006, Sonic Automotive, Inc. (“Sonic”) entered into a new four-year syndicated credit facility (the “New Credit Facility”) with Toyota Motor Credit Corporation, BMW Financial Services NA, LLC, Nissan Motor Acceptance Corporation, Bank of America, N.A., JPMorgan Chase Bank, Wachovia Bank, Comerica Bank, Sovereign Bank, SunTrust Bank, Fifth Third Bank, General Electric Capital Corporation, Key Bank, World Omni Financial Corporation and Carolina First Bank, providing for up to $1.2 billion in revolving credit and floor plan financing. Bank of America, N.A. is the administrative agent. JPMorgan Chase Bank is the syndication agent and Toyota Motor Credit Corporation is the documentation agent for the New Credit Facility. The Revolving Credit Sub-Facility (as defined below) matures on February 17, 2010. The New Vehicle Floor Plan Sub-Facility (as defined below) and the Used Vehicle Floor Plan Sub-Facility (as defined below) mature on the earlier of (i) February 17, 2010 or (ii) upon demand by the administrative agent at the request of more than 80% of the lenders under those facilities. The New Credit Facility replaces Sonic’s existing $550 million revolving credit facility dated as of February 5, 2003 with Ford Motor Credit Company, as Agent and Lender, and DaimlerChrysler Services North America LLC, Bank of America, N.A., Toyota Motor Credit Corporation, Merrill Lynch Capital Corporation and JPMorgan Chase Bank, as Lenders (the “Old Facility”) and a portion of Sonic’s existing floor plan financing arrangements.

The New Credit Facility has a borrowing limit of $1.2 billion, which may be expanded up to $1.45 billion in total credit availability upon satisfaction of certain conditions. Under the terms of the New Credit Facility, up to $700 million is available for new vehicle inventory floor plan financing (the “New Vehicle Floor Plan Sub-Facility”), up to $150 million is available for used vehicle inventory floor plan financing (the “Used Vehicle Floor Plan Sub-Facility”) and up to $350 million is available for working capital and general corporate purposes (the “Revolving Credit Sub-Facility”). The amount available for borrowing under the Revolving Credit Sub-Facility is reduced on a dollar-for-dollar basis by the aggregate face amount of any outstanding letters of credit under the Revolving Credit Sub-Facility. The amounts outstanding under the Revolving Credit Sub-Facility will bear interest at a specified percentage above LIBOR according to a performance-based pricing grid determined by Sonic’s Total Senior Secured Debt to EBITDA Ratio as of the last day of the immediately preceding fiscal quarter. The range of the performance-based pricing grid is from 1.75% above LIBOR to 2.75% above LIBOR, and is anticipated to commence at 2.00% above LIBOR. In addition, there is a quarterly commitment fee payable by Sonic on the unused portion of the Revolving Credit Sub-Facility according to a performance-based pricing grid determined by Sonic’s Total Senior Secured Debt to EBITDA Ratio as of the last day of the immediately preceding fiscal quarter. The range of the performance-based pricing grid for the quarterly commitment fee is 0.20% to 0.45% on the unused portion of the Revolving Credit Sub-Facility, and is anticipated to commence at 0.25%. The amounts outstanding under the New Vehicle Floor Plan Sub-Facility will bear interest at 1.00% above LIBOR. The amounts outstanding under the Used Vehicle Floor Plan Sub-Facility will bear interest at 1.125% above LIBOR. In addition, there are quarterly commitment fees of 0.20% payable by Sonic on the unused portion of both the New Vehicle Floor Plan Sub-Facility and the Used Vehicle Floor Plan Sub-Facility. Under the terms of collateral documents entered into with the lenders under the New Credit Facility, outstanding balances under the New Credit Facility are secured by a pledge of substantially all of

Sonic’s assets and the assets of substantially all of Sonic’s domestic subsidiaries, which domestic subsidiaries also guarantee Sonic’s obligations under the New Credit Facility, and the pledge of certain additional collateral by one of Sonic’s affiliates. The collateral for the New Credit Facility also includes the pledge of the stock or equity interests of Sonic’s dealership franchise subsidiaries, except where such a pledge is prohibited by the applicable vehicle manufacturer.

Sonic agreed under the New Credit Facility not to pledge any assets to any third party, subject to certain stated exceptions, including floor plan financing arrangements. In addition, the New Credit Facility contains certain negative covenants, including covenants which could restrict or prohibit the payment of dividends, capital expenditures and material dispositions of assets as well as other customary covenants and default provisions. Specifically, the New Credit Facility permits cash dividends on Sonic’s Class A and Class B common stock so long as no event of default or unmatured default (as defined in the New Credit Facility) has occurred and is continuing and provided that, after giving effect to the payment of a dividend, Sonic remains in compliance with other terms and conditions of the New Credit Facility. Financial covenants include required specified ratios of:

Covenant	Required
Minimum Liquidity ratio	> 1.15
Fixed charge coverage ratio	> 1.20
Adjusted fixed charge coverage ratio	> 1.05
Total Senior Secured Debt to EBITDA	< 2.25

The New Credit Facility contains events of default, including cross-defaults to other material indebtedness, change of control events and events of default customary for syndicated commercial credit facilities. Upon the occurrence of an event of default, we could be required to immediately repay all outstanding amounts under the New Credit Facility.

On February 17, 2006, Sonic also entered into or renewed separate floor plan credit arrangements with DaimlerChrysler Services North America LLC, Ford Motor Credit Company and General Motors Acceptance Corporation. These separate floor plan credit facilities provide a total of approximately $555 million of availability to finance new vehicle inventory purchased from the respective manufacturer affiliates of these captive finance companies. Sonic also anticipates entering into a new separate floor plan credit facility with BMW Financial Services NA, LLC in the near future to provide up to $65 million of availability to finance new vehicle inventory purchased from BMW of North America, LLC. Each of these separate floor plan facilities bear interest, or will bear interest, at variable rates based on prime and LIBOR. Sonic’s obligations under each of these separate floor plan facilities are secured, or will be secured, by liens on all of the new vehicle inventory financed under the respective floor plan credit facility, as well as the proceeds from the sale of such vehicles, and certain other collateral.

Lenders under the New Credit Facility are also parties to various floor plan arrangements with Sonic and its subsidiaries. Sonic and its affiliates also have commercial banking, investment banking, equipment leasing, retail lending and other lending relationships with certain of the lenders under the New Credit Facility and/or their affiliates, some of which are secured by Sonic common stock. Sonic and its affiliates also have retail lending relationships with each of the separate floor plan lenders listed above and/or their affiliates. Sonic has also entered into derivative transactions with certain of the lenders under the New Credit Facility or their affiliates, including interest rate swaps and warrant and hedge transactions.

Item 1.02. Termination of a Material Definitive Agreement.

On February 17, 2006, in connection with entering into the New Credit Facility, the Old Facility was terminated. The Old Facility was a $550 million revolving credit facility scheduled to mature on January 31, 2007. The discussion of the Old Facility in Note 6 to our financial statements filed as Exhibit 99.1 to Sonic’s Current Report on Form 8-K filed on November 3, 2005 and the disclosure required by this item and contained elsewhere in this Form 8-K is incorporated by reference herein. In addition, Sonic terminated certain of its existing floor plan facilities with certain of the lenders in the New Credit Facility and with certain of the lenders in the Old Credit Facility.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On February 17, 2006, in conjunction with the entrance into the New Credit Facility, Sonic and substantially all of Sonic’s domestic subsidiaries entered into collateral documents with the lenders, pursuant to which Sonic and substantially all of Sonic’s domestic subsidiaries granted a security interest in substantially all their assets to secure Sonic’s obligations under the New Credit Facility, including a pledge of the stock or equity interests of Sonic’s dealership franchise subsidiaries except where such a pledge is prohibited by the applicable vehicle manufacturer. This grant of security interests replaces the grant under the Old Facility. In addition, on February 17, 2006, Sonic also entered into or renewed separate floor plan credit facilities with DaimlerChrysler Services North America, LLC, Ford Motor Credit Company and General Motors Acceptance Corporation, pursuant to which Sonic and certain of its dealership subsidiaries granted security interests in all of the new vehicle inventory financed under these respective floor plan credit facilities, as well as the proceeds from the sale of such vehicles, and certain other collateral. This grant of security interests replaces the grants made to such floor plan lenders under the prior floor plan credit facilities with such lenders. The terms of the anticipated new floor plan credit facility with BMW Financial Services NA, LLC would require a grant of a comparable security interest by Sonic and certain of its dealership subsidiaries. The disclosure required by this item and contained elsewhere in this Form 8-K is incorporated by reference.

Item 2.02. Results of Operations and Financial Condition.

On February 21, 2006, we issued a press release announcing results for our fiscal quarter and fiscal year ended December 31, 2005.

A copy of the press release is attached hereto as Exhibit 99.1. The financial data included in this press release is contained in Exhibit 99.3 to this Form 8-K.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure required by this item and contained elsewhere in this Form 8-K is incorporated by reference.

Item 7.01. Regulation FD Disclosure.

On February 21, 2006, we issued a press release announcing the approval of a quarterly cash dividend.

A copy of the press release is attached hereto as Exhibit 99.2.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press release of Sonic Automotive, Inc. dated February 21, 2006 (table of financial data that was included in this press release is contained in Exhibit 99.3 of this Form 8-K)

99.2	Press release of Sonic Automotive, Inc. dated February 21, 2006

99.3	Table of financial data for fiscal quarter and fiscal year ended December 31, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SONIC AUTOMOTIVE, INC.

By:	/s/ Stephen K. Coss
Stephen K. Coss
Senior Vice President and General Counsel

Dated: February 21, 2006

INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Press release of Sonic Automotive, Inc. dated February 21, 2006 (table of financial data that was included in this press release is contained in Exhibit 99.3 of this Form 8-K)

99.2	Press release of Sonic Automotive, Inc. dated February 21, 2006

99.3	Table of financial data for fiscal quarter and fiscal year ended December 31, 2005